      As filed with the Securities and Exchange Commission on April 5, 1999

                                                      Total Number of Pages - 4
                                                  Index to Exhibits at Page - 4

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                     ---------

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12 (b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                     ETOYS INC.
               (Exact name of registrant as specified in its charter)

          DELAWARE                                          95-4633006
(State of incorporation or organization)                    (IRS Employer
                                                            Identification No.)

2850 OCEAN PARK BLVD., SUITE 225
SANTA MONICA, CA                                            90405
(Address of principal executive offices)                    (Zip Code)

     If this form relates to the             If this form relates to the
     registration of a class of              registration of a class of
     securities pursuant to Section          securities pursuant to Section
     12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
     effective pursuant to General           effective pursuant to General
     Instruction A.(c), check the            Instruction A.(d), check the
     following box.     / /                  following box.     /X/

Securities Act registration statement file number to which this form relates:
                             333-72469 (if applicable)

         Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
          -------------------                  ------------------------------

                 None                                       None

         Securities to be registered pursuant to Section 12(g) of the Act:

                            COMMON STOCK, $0.0001
                      ---------------------------------------
                                  (Title of Class)

Item 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
               -------------------------------------------------------

               Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-72469), as originally filed and subsequently amended (the "FORM S-1 REGISTRATION STATEMENT"), which was originally filed with the Securities and Exchange Commission by the Registrant on February 17, 1999 and was subsequently amended on April 5, 1999.

Item 2.        EXHIBITS
               --------

                    The following exhibits are filed as a part of this Registration Statement:

                    1.    Specimen certificate for Registrant's
                          Common Stock -- incorporated herein by
                          reference to Exhibit 4.1 to the Form S-1
                          Registration Statement.

                    2.1 Amended and Restated Certificate of Incorporation, as currently in effect-- incorporated herein by reference to Exhibit 3.5 to the Form S-1 Registration Statement.

                    2.2 Form of Amended and Restated Certificate of Incorporation to be filed immediately after the closing of the offering for which the Company is seeking registration on the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.6 to the Form S-1 Registration Statement.

                    2.3 Amended and Restated Bylaws, as currently in effect -- incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.

                    2.4 Form of Amended and Restated Bylaws to be in effect immediately after the closing of the offering for which the Company is seeking registration on the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.

                    2.5 Amended and Restated Investors' Rights Agreement dated March 24, 1999 between the Registrant and certain holders of the Registrant's securities -- incorporated herein by reference to Exhibit 10.24 to the Form S-1 Registration Statement.

                                     SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 5, 1999                         ETOYS INC.

                                             By:  /s/ EDWARD C. LENK
                                                --------------------------------
                                             Edward C. Lenk
                                             President, Chief Executive Officer
                                             and Uncle of the Board of Directors

                                 INDEX TO EXHIBITS




                                                                Sequentially
  Exhibit No.                  Description                     Numbered Page
-------------                  ------------                    --------------
      1.       Specimen certificate for Registrant's        Incorporated by
               Common Stock -- incorporated herein by       reference
               reference to Exhibit 4.1 to the Form S-1
               Registration Statement.
      2.1      Amended and Restated Certificate of          Incorporated by
               Incorporation, as currently in effect--      reference
               incorporated herein by reference to
               Exhibit 3.5 to the Form S-1 Registration
               Statement.
      2.2      Form of Amended and Restated Certificate of  Incorporated by
               Incorporation to be filed immediately after  reference
               the closing of the offering for which the
               Company is seeking registration on the Form
               S-1 Registration Statement -- incorporated
               herein by reference to Exhibit 3.6 to the
               Form S-1 Registration Statement.
      2.3      Amended and Restated Bylaws, as currently    Incorporated by
               in effect -- incorporated herein by          reference
               reference to Exhibit 3.3 to the Form S-1
               Registration Statement.
      2.4      Form of Amended and Restated Bylaws to be    Incorporated by
               in effect immediately after the closing of   reference
               the offering for which the Company is
               seeking registration on the Form S-1
               Registration Statement -- incorporated
               herein by reference to Exhibit 3.4 to the
               Form S-1 Registration Statement.
      2.5      Amended and Restated Investors' Rights       Incorporated by
               Agreement dated March 24, 1999 between the   reference
               Registrant and certain holders of the
               Registrant's securities -- incorporated
               herein by reference to Exhibit 10.24 to the
               Form S-1 Registration Statement.

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